REPORT OF INDEPENDENT ACCOUNTANTS




To the Shareholders and Board of Directors of Manning & Napier Fund, Inc:


In planning and performing our audit of the financial statements and financial highlights of International Series, World Opportunities Series, Global Fixed Income Series, Small Cap Series, Ohio Tax Exempt Series, New York Tax Exempt Series and Diversified Tax Exempt Series (seven series of Manning & Napier Fund, Inc., collectively the Funds) for the period ended December 31, 1997, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.


The  management of Manning & Napier Fund, Inc. is responsible for establishing
and  maintaining  internal  control.    In  fulfilling  this  responsibility,
estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to an entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. These controls include the safeguarding of assets against unauthorized acquisition, use or disposition.


Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.


Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control, including controls for safeguarding securities, that we consider material weaknesses as defined above.


This report is intended solely for the information and use of management, the Board of Directors of Manning & Napier Fund, Inc. and the Securities and Exchange Commission,






          Coopers & Lybrand L.L.P.


Boston, Massachusetts